Exhibit 10.15

AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT

BY AND BETWEEN

EDWARD A. MUELLER

AND

QWEST COMMUNICATIONS INTERNATIONAL INC.

WITNESSETH

WHEREAS, Edward A. Mueller (the “Executive”) and Qwest Communications International Inc., a Delaware corporation (together with Qwest Corporation, the “Company”), entered into an Amended Employment Agreement effective August 29, 2007 (the “Agreement”); and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), applies to certain of the benefits provided under the Agreement; and

WHEREAS, the Executive and the Company wish to amend the Agreement in order to comply with final regulations issued under Code Section 409A; and

WHEREAS, Paragraph 11.2 of the Agreement permits the Agreement to be amended in a writing signed by the Executive in his personal capacity and by the Chairman of the Compensation and Human Resources Committee of the Board of Directors of the Company.

NOW THEREFORE, the Agreement is hereby amended as set forth below:

1. Paragraph 4.4, Termination Without Cause, is hereby amended by adding the following sentence before the last sentence of the paragraph:

However, no such offset shall accelerate or defer any benefit provided under this Agreement in violation of Code Section 409A.

2. Paragraph 4.8, Code Section 409A, is hereby amended by adding the following sentence to the end of the paragraph:

In no event shall any payment or benefit provided under this Agreement that is subject to Code Section 409A and that is triggered upon the Executive’s termination of employment or Date of Termination, regardless of the reason for such termination, be paid unless such termination of employment or Date of Termination constitutes a separation from service within the meaning of Code Section 409A.

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3. Paragraph 11.13, Dispute Resolution; Arbitration, is hereby amended by adding the following sentence after the twelfth sentence in the paragraph:

Reimbursement of arbitration or legal fees and expenses under this Paragraph 11.13 shall be subject to the following: (a) such reimbursement shall be available to the Executive for the period during which this Agreement is enforceable; (b) no reimbursement provided during the Executive’s taxable year shall affect reimbursements provided in any other taxable year of the Executive; (c) reimbursement must be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred; and (d) no reimbursement provided under this Paragraph 11.13 shall be subject to liquidation or exchange for another benefit.

4. Except as amended above, each and every provision of the Agreement, as it previously may have been amended, shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, the parties have executed this amendment on the date subscribed below.

QWEST COMMUNICATIONS INTERNATIONAL INC.:

By:
Chairman, Compensation and Human Resources Committee

Date:	_______________, 2008

By:
EDWARD A. MUELLER

Date: _______________, 2008

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